Exhibit (n)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 1, 2012, with respect to the financial statements of Keating Capital, Inc. contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Selected Financial and Other Data” and “Independent Registered Public Accounting Firm”.

/s/ GRANT THORNTON LLP

Chicago, Illinois

November 9, 2012